Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Riverview Financial Corporation on Form S-4 of our report dated March 31, 2014 on the consolidated financial statements of Riverview Financial Corporation for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

December 17, 2014